CWAM Code of Ethics

Effective January 2, 2007

Amended November 20, 2007

CWAM Code of Ethics

Revised 11/20/07

Overview		3
Part I - Statement of General Principles		4
A. Compliance with the Spirit of the Code		5
B. Federal Law Prohibits Fraudulent and Deceptive Acts		5
C. Compliance with other CWAM and BAC Policies		6
D. Contacts for Questions and Reporting Violations of this Code		6
E. Training and Education		7
Part II - Prohibited Transactions and Activities		8
A. Prohibited Transactions in Mutual Funds		8
1.	Short-Term Trading Prohibition.	8
2.	Late Trading Prohibition.	8
3.	Market Timing Prohibition.	8
B. Prohibited Transactions in Reportable Securities		9
1.	Client Conflict.	9
2.	Fourteen Calendar Day Blackout Period.	9
3.	IPOs and Limited Offerings.	9
4.	Short-Term Trading (60 Calendar Days).	9
5.	Selling Short and Transactions Involving Certain Derivatives	10
6.	Bank of America Closed-end Funds.	10
7.	Excessive Trading.	10
C. Other Prohibitions		11
1.	Disclosure of Nonpublic Information.	11
2.	Restriction on Service as Officer or Director by Covered Persons.	11
3.	Participation in Investment Clubs.	11
4.	Additional Restrictions for Specific Sub-Groups.	11
D. Additional Trading Restrictions Applicable to Investment Persons		11
1.	IPOs and Limited Offerings.	11
2.	Client Account Priority	12
3.	Trade Restrictions Pertaining to Portfolio Managers	12
4.	Trade Restrictions Pertaining to Analysts	13
5.	Gifts	13
E. Exemptions		13
Part III - Pre-Clearance of Transactions		15
A. General Requirement to Pre-clear		15
B. Procedures		15
C. Exemptions		15
Part IV - Administration and Reporting Requirements		16
A. Annual Code Coverage Acknowledgment and Compliance Certification		16
B. Reporting Requirements for Covered Persons		16
C. Exceptions from the above Reporting Requirements		17
D. Code Administration		17
Part V - Penalties for Non-Compliance		18
Appendix A - Beneficial Ownership		20
Appendix B - Definitions		23
Appendix C – Other CWAM and BAC Policies		26
Appendix D – Reportable Funds		27
Appendix E – Reporting Forms		31

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Overview

This Code of Ethics (the “Code”) covers a wide range of ethical conduct with a focus on obligations with respect to personal securities trading. You are obligated to comply with the terms of this Code, and thus you are a “Covered Person” for purposes of this Code, if you have been notified by the Compliance Department (“Compliance”) of Columbia Wanger Asset Management (“CWAM”) that this Code applies to you.

You will be notified by Compliance that this Code applies to you if you are a director, officer or employee of CWAM.

Bank of America (“BAC”) associates who are not employees of CWAM will be notified if this Code applies to them due to their status as a support partner of CWAM.

Certain Covered Persons, including but not limited to portfolio managers and research analysts, may also be designated by Compliance as “Investment Persons” and have heightened responsibility under this Code. Investment Persons are obligated to comply with all provisions of the Code applicable to Covered Persons and additional provisions applicable to Investment Persons. If you are registered with the National Association of Securities Dealers (“NASD”) you may have additional obligations not identified in this Code due to such registration.

If you believe you should have been notified by Compliance that this Code applies to you and have not been so notified, you are obligated to contact Compliance.

Certain provisions of this Code apply to securities you beneficially own, or securities that you intend to beneficially acquire. Beneficial Ownership is defined in Appendix A and includes, among other things, securities held by members of your immediate household.

Part I of this Code sets forth certain general principles relating to the Code. Part II identifies certain prohibited transactions and activities. Part III identifies your obligation to pre-clear your personal security transactions. Part IV identifies your reporting obligations with respect to your personal securities transactions and holdings. Part V sets forth sanctions for failure to comply with this Code.

The CWAM Code of Ethics Committee (the “Committee”) is responsible for enforcing compliance with this Code. Failure to comply with this Code may result in disciplinary action, including termination of employment.

This Code is intended to satisfy the requirements of Rule 204A-1 of the Investment Advisers Act of 1940 (the “Advisers Act”) and Rule 17j-1 of the Investment Company Act of 1940 (the “Investment Company Act”). In addition, this Code is intended to satisfy certain NASD requirements for registered personnel.

Terms used herein that are both capitalized and bolded have the meaning set forth in Appendix B.

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Part I - Statement of General Principles

Our relationship with our Clients is fiduciary in nature. A fiduciary has an affirmative duty of care, loyalty, honesty and good faith. A number of specific obligations flow from the fiduciary duty we owe to our Clients, including:
• To act solely in the best interests of Clients and to make full and fair disclosure of all material facts, particularly where CWAM’s interest may conflict with those of its Clients;
• To have a reasonable, independent basis for our investment advice;
• To ensure that our investment advice is suitable to the Client’s investment objectives, needs and circumstances;
• To refrain from effecting personal securities transactions inconsistent with our Clients’ interests;
• To obtain best execution for our Clients’ securities transactions;
• To refrain from favoring the interest of a particular Client over the interests of another Client;
• To keep all information about Clients (including former Clients) confidential, including the Client’s identity, Client’s securities holdings information, and other non-public information; and
• To exercise a high degree of care to ensure that adequate and accurate representations and other information is presented.
All Covered Persons are in a position of trust and that position of trust dictates that you act at all times with the utmost integrity, avoid any actual or potential conflict of interest (described below), and not otherwise abuse that position of trust. As a fiduciary, you are required to put the interests of our Clients before your personal interests. All Covered Persons have a fiduciary duty with respect to each and all of our Clients.
A conflict of interest is any situation that presents an incentive to act other than in the best interest of a Client. A conflict of interest may arise, for example, when a Covered Person engages in a transaction that potentially favors: (i) CWAM’s interests over a Client’s interest, (ii) an associate’s interest over a Client’s interest, or (iii) one Client’s interest over another Client’s interest.
CWAM has adopted various policies designed to prevent, or otherwise manage, conflicts of interest. To effectively manage conflicts of interest, all Covered Persons must seek to prevent conflicts of interest, including the appearance of a conflict. Covered Persons must be vigilant about circumstances that present a conflict of interest and immediately seek assistance from their manager or one of the other resources identified in Part I.D of this Code.
Independence in the investment decision-making process is paramount. All Covered Persons must avoid situations that might compromise or call into question their exercise of independent judgment in the interest of Clients. For example, Covered Persons should not take personal advantage of unusual or limited investment opportunities appropriate for Clients.

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The general principles discussed in this section govern all conduct, regardless of whether or not such conduct is also covered by more specific standards and procedures set forth in other sections of this Code.

A.	Compliance with the Spirit of the Code

The Committee recognizes that sound, responsible personal securities investing is an appropriate activity when trading is not excessive in nature, when it is conducted consistent with the Code and when it does not cause any actual, potential or apparent conflict of interest.

The Committee will not tolerate personal securities trading activity that is inconsistent with duties to our Clients or that injures the reputation and professional standing of our organization. Technical compliance with the specific requirements of this Code will not insulate you from sanction should a review of your personal securities trades indicate breach of your duty of loyalty to a Client or otherwise pose harm to our organization’s reputation.

The Committee has the authority to grant written waivers of the provisions of this Code. It is expected that this authority will be exercised only in rare instances.

B.	Federal Law Prohibits Fraudulent and Deceptive Acts

All Covered Persons are required to comply with all Federal Securities Laws, including but not limited to Rule 204A-1 of the Advisers Act, Rule 17j-1 of the Investment Company Act and the anti-fraud provisions of both the Advisers Act and Investment Company Act.

The Advisers Act makes it unlawful for any investment adviser, directly or indirectly, to employ any device, scheme or artifice to defraud any client or prospective client, or to engage in any transaction or practice that operates as a fraud or deceit on such persons.

The Investment Company Act makes it unlawful for any director, trustee, officer or employee of an investment adviser of an investment company, as well as certain other persons, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by the investment company:

1.	To employ any device, scheme or artifice to defraud the fund;

2.	To make to the fund any untrue statement of a material fact or omit to state to the fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

3.	To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the fund; or

4.	To engage in any manipulative practice with respect to the fund.

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C.	Compliance with other CWAM and BAC Policies

Compliance with this Code is in addition to your obligation to comply with other CWAM and BAC policies that may be applicable to you.

All Covered Persons who maintain personal investment accounts must comply with the Bank of America Global Wealth and Investment Management Associate Designated Brokerage Account Policy. Unless an exception has been granted, that policy requires Covered Persons to maintain their current and any new Associate Accounts with Banc of America Investment Services, Inc. (“BAI”) or Merrill Lynch. The policy is available on the CWAM intranet.

Covered Persons are subject to additional policies, including but not limited to the following (also set forth in Appendix C):

•	CWAM Statement of Operations and Supervisory Procedures Manual

•	CWAM Information Wall Policy

•	CWAM Misuses of Material Nonpublic Information Policy

•	CWAM Portfolio Holdings Disclosure Policy

•	Bank of America Corporation Code of Ethics and General Policy on Insider Trading

•	Bank of America Policy on Excessive Trading and Market Timing in the Bank of America Retirement Plans

•	Bank of America Global Wealth and Investment Management Gifts and Hospitality Policy

D.	Contacts for Questions and Reporting Violations of this Code

Each Covered Person must promptly report any conduct that he or she reasonably believes constitutes or may constitute a violation of the Code. Covered Persons must promptly report all relevant facts and circumstances relating to such potential violation of the Code to either the Chief Compliance Officer (“CCO”; currently, Joe LaPalm at 312-634-9829) or the Ethics and Compliance Helpline at 1-888-411-1744 (domestic) or 1-770-623-6334 (international). If you wish to remain anonymous, you may simply refer to yourself as a “BAC Associate.” You will not be retaliated against for reporting information in good faith in accordance with this policy.

All questions, comments or concerns may be directed to Columbia Management’s Ombudsperson (currently, Kevin V. Wasp at 212-893-7246).

In addition, if you have any questions relating to a personal securities transaction, you may call Compliance directly or send an email to “DG 227w-Compliance Dept” and if you have any questions relating to the conflict of interest provisions of this Code, you may contact Joe LaPalm at 312-634-9829.

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E.	Training and Education

Training on this Code will occur periodically. All Covered Persons are required to attend all assigned training sessions and read any applicable materials.

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Part II - Prohibited Transactions and Activities

Part II of the Code focuses on personal securities trading and identifies certain prohibited transactions and activities. In the event there is a stated exception to a prohibited transaction and you qualify for the exception, you are not relieved of any other obligation you may have under this Code, including any requirement to pre-clear (see Part III) and report (see Part IV) the transaction.
A. Prohibited Transactions in Mutual Funds
1. Short-Term Trading Prohibition.
No Covered Person may engage in the purchase and subsequent sale or exchange of the same class of shares of a Reportable Fund (an open-end mutual fund managed by Bank of America or its subsidiaries, except for money market and short-term bond funds, as listed in Appendix D) within 60 calendar days of one another. Funds held in a Bank of America 401(k) account or other retirement plan shall be subject to the short-term trading prohibitions of that plan. Therefore, if a Covered Person purchases shares of a Reportable Fund outside of a Bank of America retirement plan, he or she will not be permitted to sell or exchange any shares of that fund, including shares previously purchased, for at least 60 calendar days. The CCO has the authority to grant exceptions to the requirements of this section; however, such exceptions will be granted in only rare cases of hardship or other unusual circumstances.
2. Late Trading Prohibition.
Late Trading of mutual funds, wherein an order for mutual fund shares is placed after the fund is closed for the day and the transaction is priced using the closing price for that day, is illegal. No Covered Person shall engage in any such Late Trading transaction in mutual fund shares. In addition to being illegal, Late Trading presents a conflict of interest and a violation of fiduciary duty.
3. Market Timing Prohibition.
No Covered Person shall engage in mutual fund Market Timing activities. The Committee believes that the interests of a mutual fund’s long-term shareholders and the ability of a mutual fund to manage its investments may be adversely affected when fund shares are repeatedly bought, sold or exchanged by any individual or entity within short periods of time to take advantage of short-term differentials in the net asset values of such funds. This practice, known as Market Timing can occur in direct purchases and sales of mutual fund shares, through rapid reallocation of funds held in a 401(k) plan or similarly structured retirement plan or other accounts invested in mutual fund assets, or through the rapid reallocation of funds held in variable annuity and variable life policies invested in mutual fund assets. In addition to being prohibited by this Code, mutual fund Market Timing presents a conflict of interest and is a violation of fiduciary duty.

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B.	Prohibited Transactions in Reportable Securities

1.	Client Conflict.

No Covered Person shall purchase or sell, directly or indirectly, any Reportable Security (all corporate securities, Closed-end Funds, and exchange traded funds, further defined in Appendix B) in which such person had, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership when, at the time of such purchase or sale, the Covered Person knew, or should have known, that the same class of security:

•	is the subject of an open buy or sell order for a Client Account; or

•	is Being Considered for Purchase or Sale by a Client Account.

2.	Fourteen Calendar Day Blackout Period.

No Covered Person shall purchase or sell any Reportable Security within a period of seven calendar days before or after a purchase or sale of the same class of security by a Client Account. The spirit of this Code requires that no Covered Person intentionally delay trades on behalf of a Client Account so that their own personal trades avoid falling within the fourteen day blackout period.

3.	IPOs and Limited Offerings.

No Covered Person shall acquire Beneficial Ownership of securities in an IPO or Limited Offering except with the prior written approval of the CCO. Covered Persons registered with the NASD are prohibited from investing in IPOs. Investment Persons may invest in IPOs but are subject to the additional restrictions outlined in Part II.D.1, below. In approving such acquisition, the CCO must determine that the acquisition does not conflict with the Code or its underlying policies, that the investment opportunity could not instead be reserved for Clients, and that the opportunity has not been offered to the Covered Person because of the Covered Person’s relationship with BAC or a Client. The CCO may approve acquisition under certain circumstances, such as:

•

An opportunity to acquire securities of an insurance company converting from a mutual ownership structure to a stockholder ownership structure, if the Covered Person’s ownership of an insurance policy issued by the IPO company or an affiliate of the IPO company conveys the investment opportunity;

•	An opportunity resulting from the Covered Person’s pre-existing ownership of an interest in the IPO company or status of an investor in the IPO company; or

•

An opportunity made available to the Covered Person’s spouse, in circumstances permitting the CCO reasonably to determine that the opportunity is being made available for reasons other than the Covered Person’s relationship with BAC or its Clients (for example, because of the spouse’s employment).

4.	Short-Term Trading (60 Calendar Days).

No Covered Person may profit from any purchase and sale of the same class of Reportable Security within any period of 60 calendar days or less. Note, regarding this restriction, that:

(a)	The 60 calendar day restriction period commences the day after the purchase of any Reportable Security.

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(b)	The 60-day restriction applies on a “last in, first out basis.” As a result, a Covered Person (or Family/Household Member) may not buy and sell the same class of Reportable Security within 60 days even though the specific shares or other securities involved may have been held longer than 60 days, when doing so will result in a profit to the Covered Person.

(c)	Purchase and sale transactions in the same security within 60 days that result in a loss to the Covered Person (or Family/Household Member) are not restricted.

(d)	The 60-day restriction does not apply to the exercise of options to purchase shares of BAC stock and the immediate sale of the same or identical shares, including so-called “cashless exercise” transactions.

(e)	Strategies involving corporate securities options with expirations of less than 60 days may result in violations of the short-term trading ban.

(f)	Involuntary transactions that are the result of unforeseen corporate activity occurring within 60 days of purchase are not restricted.

(g)	Exceptions to the short-term trading ban may be requested in writing, addressed to the CCO, in advance of a trade and will generally be granted only in rare cases of hardship, gifting of securities or other unusual circumstances where it is determined that no abuse is involved and the equities of the situation strongly support an exception to the ban. Circumstances that could provide the basis for an exception from short-term trading restriction might include, for example, among others:

•

the disclosure of a previously nonpublic, material corporate, economic or political event or activity that could cause a reasonable person in like circumstances to sell a security even if originally purchased as a long-term investment; or

•

the Covered Person’s economic circumstances materially change in such a manner that enforcement of the short-term trading ban would result in the Covered Person being subjected to an avoidable, inequitable economic hardship.

•	An irrevocable charitable gift of securities provided no abuse is intended.

5.	Selling Short and Transactions Involving Certain Derivatives

No Covered Person may sell short any Reportable Security; provided, however, that Covered Persons may sell short against broad market indexes and “against the box.”

No Covered Person may write a “naked” call option on any Reportable Security or purchase a put option on any Reportable Security; provided, however, that Covered Persons may write a covered call or buy a protective put on a Reportable Security.

6.	Bank of America Closed-end Funds.

No Covered Person shall acquire Beneficial Ownership of securities of any Closed-end Fund advised by BAC except with the prior written approval of Compliance.

7.	Excessive Trading.

Covered Persons are strongly discouraged from engaging in excessive trading for their personal accounts. Trading activity of Covered Persons that, by the sole determination of

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management, interferes with daily responsibilities is prohibited. Covered persons who are warned of excessive trading by Compliance must appropriately reduce trading activity or will be subject to disciplinary action.

C.	Other Prohibitions

1.	Disclosure of Nonpublic Information.

Covered Persons are prohibited from disclosing to persons outside of CWAM any material nonpublic information about any Client, the securities investments made on behalf of a Client, information about contemplated securities transactions, or information regarding our trading strategies, except as required to effectuate securities transactions on behalf of a Client or for other legitimate business purposes. Disclosure of nonpublic information is a breach of fiduciary duty.

2.	Restriction on Service as Officer or Director by Covered Persons.

Covered Persons are prohibited from serving as an officer or director of any publicly traded company, other than Bank of America Corporation or its affiliates, absent prior authorization from Compliance based on a determination that the board service would not be inconsistent with the interests of any Client. A Covered Person serving as a director or officer of a private company may be required to resign, either immediately or at the end of the current term, if the company goes public during his or her term as director or officer.

3.	Participation in Investment Clubs.

Covered Persons (including with respect to assets that are beneficially owned by the Covered Person) may participate in private investment clubs or other similar groups only upon advance written approval from Compliance, subject to such terms and conditions as Compliance may determine to impose. Investment Persons may not begin participation in private investment clubs or other similar groups.

4.	Additional Restrictions for Specific Sub-Groups.

Specific sub-groups in the organization may be subject to additional restrictions, as determined by Compliance. Compliance shall keep separate applicable procedures and communicate accordingly to these groups.

D.	Additional Trading Restrictions Applicable to Investment Persons

1.	IPOs and Limited Offerings.

All Investment Persons are required to obtain written manager pre-approval for personal investments in IPOs and Limited Offerings. This means you are required to obtain approval from your immediate manager or their designee. After obtaining manager pre-approval, Investment Persons must obtain pre-approval from the CCO.

Investment Persons who have been authorized to acquire securities in a Limited Offering are required to disclose that investment to their manager when the Investment Person plays a role in any Client’s subsequent consideration of an investment in the issuer. In such circumstances, the decision to purchase securities of the issuer for the Client should be made either by another employee or, at a minimum, should be subject to an independent review by investment personnel with no personal interest in the issuer.

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2.	Client Account Priority

The Funds and Client Accounts under management shall be given priority when investment opportunities arise. Portfolio Managers and Analysts may not execute transactions for their personal accounts without first determining whether the transaction is appropriate for a Fund or Client Account.

Analysts at CWAM are assigned industry coverage areas. Portfolio Managers at CWAM are also assigned coverage areas, in addition to their overall responsibility for Funds and Client Accounts. All Portfolio Managers and Analysts must comply with the pre-clearance and reporting restrictions of this Code, and are, in addition, subject to the following restrictions. A security is “followed by CWAM” for purposes of this Section if it has been entered into CWAM’s Equity Research Data Base.

3.	Trade Restrictions Pertaining to Portfolio Managers

(a)	Purchases

i. Portfolio Managers may not purchase any securities owned by CWAM and within the coverage area of that Portfolio Manager, or not within the coverage area of that Portfolio Manager but held by the Funds or Client Accounts managed by the Portfolio Manager.

ii. Portfolio Managers may not purchase securities followed by CWAM and within the coverage area of that Portfolio Manager.

iii. Portfolio Managers may not purchase any security that is within the investment parameters established by the Funds or Client Accounts managed by the Portfolio Manager UNLESS:

•	It is outside the Portfolio Manager’s coverage area;

•	The Analyst responsible for that coverage area declines the investment opportunity on behalf of the Funds and Client Accounts advised by the Portfolio Manager; and

•	The Analyst’s conclusion is provided in writing to Compliance in advance of the transaction.

(b)	Sales

Absent a showing of hardship or other extraordinary circumstances, a Portfolio Manager who owns a security that is later purchased by the Fund or Client Accounts advised by that Portfolio Manager may not sell that security unless and until the Fund or Client Accounts completely dispose of that security.

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4.	Trade Restrictions Pertaining to Analysts

(a)	Purchases

i. Analysts may not purchase any security within their coverage areas that is owned by the Funds or Client Accounts.

ii. Analysts may not purchase any security within their coverage areas that is followed by CWAM.

iii. Analysts may not purchase any security within their coverage areas UNLESS:

•	The investment is inappropriate for Funds or Client Accounts because it is not within their investment parameters or is otherwise unsuitable;

•

The purchase is approved in advance and in writing by the CIO based on that person’s independent decision to decline the investment opportunity on the basis that the security is inappropriate for Funds or Client Accounts, or is otherwise unsuitable; and

•	The Chief Investment Officer’s conclusion is provided in writing to Compliance in advance of the transaction.

(b)	Sales

Absent a showing of hardship or other extraordinary circumstances, an Analyst who owns a security within his or her coverage area that is later purchased by the Fund or Client Accounts may not sell that security unless and until the Fund or Client Accounts completely dispose of that security.

5.	Gifts

Notwithstanding the restrictions above, an Investment Person may make an irrevocable gift of securities to a charitable organization, provided any such gift is first approved by Compliance.

E.	Exemptions

The following transactions are exempt from the prohibitions contained in this Part II:

•

Transactions effected pursuant to an Automatic Investment Plan. Note this does not include transactions that override or otherwise depart from the pre-determined schedule or allocation features of the investment plan.

•

Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

•	Transactions that are involuntary on the part of the Covered Person (e.g., stock splits and automatic conversions including redemptions, mergers and acquisitions).

•

Transactions effected in any account in which the Covered Person may have a beneficial interest, but no direct or indirect Influence or Control of investment or trading activity, such as a blind trust or third-party advised discretionary account. Accounts managed by another Covered Person do not qualify for this exemption.

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•

Securities issued by BAC; provided, however, that this exemption does not apply to BAC securities purchased in a Limited Offering. BAC securities are subject to the short-term trading provisions of this Code and the standards of conduct and liability discussed in the Bank of America Corporation’s General Policy on Insider Trading.

•

Such other transactions as the Committee shall approve in their sole discretion, provided that Compliance shall find that such transactions are consistent with the Statement of General Principles of this Code and applicable law. The Committee shall maintain a record of the approval and will communicate to the Covered Person’s manager(s).

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Part III - Pre-Clearance of Transactions

A. General Requirement to Pre-clear

Covered Persons must pre-clear all transactions, except as exempted below, in Reportable Securities in which they have, or intend to acquire, Beneficial Ownership. In addition, Covered Persons must pre-clear all redemptions or exchanges of Reportable Funds.

B. Procedures
In order to pre-clear a transaction, Covered Persons shall email CWAM Compliance with the request, specifying the Reportable Security or Reportable Fund, and shall not effect a trade until approval is granted by CWAM Compliance. Pre-clearance approvals are valid until 3:00 pm central time of the next business day after approval. For example, if a pre-clearance approval is granted on Tuesday, the approval is valid until 3:00 pm central time Wednesday.
C. Exemptions
The following transactions are exempt from the pre-clearance requirement:
• Transactions in BAC Retirement Plans.
• Transactions in Company-Directed 401(k) Plans (provided they do not hold Reportable Funds or Reportable Securities).
• Transactions in municipal securities and foreign government debt obligations.
• Opening a 529 Plan, or transactions in 529 Plans.

•   Transactions by Covered Persons on leave that do not have home access to CWAM’s data; provided, however, that transactions by Covered Persons on leave with home access are not exempt from the pre-clearance requirements.

•   Transactions effected in any account in which the Covered Person may have a beneficial interest, but no direct or indirect Influence or Control of investment or trading activity, such as a blind trust or third-party advised discretionary account. Accounts managed by another Covered Person do not qualify for this exemption.

•   Transactions effected pursuant to an Automatic Investment Plan. Note this does not include transactions that override or otherwise depart from the pre-determined schedule or allocation features of the investment plan.

•   Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

• Transactions that are involuntary on the part of the Covered Person (e.g., stock splits, automatic conversions).
• Securities issued by BAC.

•   Such other transactions as the Committee shall approve in their sole discretion, provided that Compliance shall find that such transactions are consistent with the Statement of General Principles of this Code and applicable law. The Committee shall maintain a record of the approval and will communicate to the Covered Person’s manager(s).

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Part IV - Administration and Reporting Requirements

A. Annual Code Coverage Acknowledgment and Compliance Certification

All Covered Persons will annually furnish acknowledgment of coverage (including Family/Household Members) under, and certification of compliance with, this Code. Copies of this Code and any amendments to the Code are required to be provided to all Covered Persons. All Covered Persons are required to provide acknowledgment of their receipt of the Code and any amendments.

B. Reporting Requirements for Covered Persons
You must report holdings of you and your Family/Household Members of Reportable Securities and Reportable Funds.
You must also report accounts in which you or any Family/Household Member have direct or indirect ownership interest that are capable of holding Reportable Securities or Reportable Funds, including accounts such as those with broker-dealers, banks, fund companies and insurance companies (“Investment Accounts”), as well as 529 Plans. Therefore, even if an Investment Account does not currently contain Reportable Securities or Reportable Funds, you are obligated to report the existence of such Investment Account if it has the capacity to hold such securities.
The information you report regarding your Investment Accounts and holdings of Reportable Securities and Reportable Funds must not be more than 45 days old. Such reporting is required as follows:

•   By the 10th calendar day after becoming a Covered Person, you must report such holdings, acknowledge that you have read and understand this Code, that you understand that it applies to you and to your Family/Household Members and that you understand that you are a Covered Person (and, if applicable, an Investment Person) under the Code (Form A).

•   By the 25th calendar day following the end of the calendar quarter, all Covered Persons are required to provide Compliance with a report of their Investment Accounts (including Investment Accounts opened during the quarter) and all transactions, whether automatic or voluntary, in Reportable Securities and Reportable Funds during the quarter (Form B).

•   By the 25th calendar day after the end of the calendar year, Covered Persons are required to provide Compliance with a detailed annual report of their holdings of any Reportable Securities and Reportable Funds (Form C).

Each Covered Person shall cause every broker-dealer or investment services provider with whom he or she (or a Family/Household Member) maintains an Investment Account to provide duplicate periodic statements and trade confirmations to Compliance for all accounts holding or transacting trades in Reportable Securities or Reportable Funds. All duplicate statements and confirmations should be sent to the following address:

Compliance Department Columbia Wanger Asset Management 227 W. Monroe Street, Suite 3000 Chicago, IL 60606

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C.	Exceptions from the above Reporting Requirements

The designation of any Covered Person on an official leave of absence will be reviewed by the CCO to determine whether the individual should still be considered a Covered Person. The CCO will consider factors such as whether the employee continues to have password access to electronic firm and client data and whether the employee continues to be in contact with other Covered Persons at the firm. If the CCO determines the individual is not a Covered Person, the individual will be exempt from the above reporting requirements while on leave. However, any Covered Person on an official leave of absence with such access will be responsible for the above reporting.

The following Investment Accounts do not need to be reported, and therefore transactions within these accounts also do not need to be reported:

•	BAC Retirement Plans

•	Company-Directed 401(k) Plans (provided they are not capable of holding any Reportable Funds or Reportable Securities)

•

Accounts in which a Covered Person has Beneficial Ownership but not investment discretion, Influence or Control, such as a blind trust or third-party advised discretionary account. Accounts managed by another Covered Person do not qualify for this exemption.

D.	Code Administration

The Committee has charged Compliance with the responsibility of day-to-day administration of this Code. Compliance will quarterly provide reports to the Committee that will include all material violations noted during the period. The quarterly report will include associate name, job title, manager name, description of the violation, and a record of any recommended sanction.

The CCO shall report any relevant issues to the respective Fund CCO and mutual fund board of trustees as required by Rule 17j-1 of the Investment Company Act and such fund’s code of ethics.

Part IV	17

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Part V - Penalties for Non-Compliance

Upon discovering a violation of the Code, Compliance shall take whatever remedial steps it deems necessary and available to correct an actual or apparent conflict (e.g., trade reversal, etc.). Following those corrective efforts, the Committee may impose sanctions if, based upon all of the facts and circumstances considered, such action is deemed appropriate. The magnitude of these penalties varies with the severity of the violation, although repeat offenders will likely be subjected to harsher punishment. It is important to note that violations of the Code may occur without employee fault (e.g., despite pre-clearance). In those cases, punitive action may not be warranted, although remedial steps may still be necessary. Violations of the Code include, but are not limited to the following:
• Execution of a personal securities transaction without pre-clearance;
• Execution of a personal securities transaction with pre-clearance, but Client account activity in the same issuer occurs within seven days of the employee’s personal securities transaction;
• Execution of a personal securities transaction after being denied approval;
• Profiting from short-term trading of Reportable Securities (60 calendar days);
• Trading Reportable Funds in violation of the 60 day restriction;
• Failure to disclose the opening or existence of an Investment Account;
• Failure to obtain prior approval of a purchase of an IPO or shares in a Limited Offering; and
• Failure to timely complete and return periodic certifications and acknowledgments.
The Committee will consider the specific facts and circumstances of any violations and will determine appropriate sanctions. Factors to be considered during any review would include but are not limited to:
• Whether the act or omission was intentional or voluntary;
• Whether mitigating or aggravating factors existed;
• The person’s history or prior violations of the Code;
• The person’s cooperation, acknowledgment of transgression and demonstrable remorse;
• The person’s position within the firm (i.e., whether the employee is deemed to be a Covered Person or Investment Person);
• Whether the person transacted in the security of an issuer in which his/her product area has invested or could invest;
• Whether the person was aware of any information concerning an actual or contemplated investment in that same issuer for any Client account; and
• Whether the price at which the personal securities transaction was effected was more advantageous than the price at which the Client transaction in question was effected.

Part V	18

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The type of sanctions to be imposed include, but are not limited to, oral or written warnings, trade reversals, disgorgement of profits, monetary fines, suspension or termination of personal trading privileges and employment suspension or termination.

Part V	19

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Appendix A - Beneficial Ownership

You should carefully read this Appendix A to determine securities that are deemed to be beneficially owned by you for purposes of the Code. The definition of “Beneficial Ownership” for purposes of the Code is very broad and may include securities you would not intuitively consider to be owned by you. You should review this entire Appendix A and if you have any questions as to whether you beneficially own a security for purposes of the Code, contact the Compliance Department

For purposes of this Appendix A, the term “you” includes members of your immediate family sharing the same household with you. Your “immediate family” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, significant other, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (but does not include aunts and uncles, or nieces and nephews). The term “you” also includes any immediate family member not living in your household if the family member is economically dependent upon you.

Definitions

Beneficial Ownership. For purposes of the Code, you are deemed to have “Beneficial Ownership” of a security if you have: (i) a Pecuniary Interest in such security and Influence or Control over such security or (ii) Influence or Control over such security and such Influence or Control arises outside of your regular employment duties.

Pecuniary Interest. The term “Pecuniary Interest” means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities whether through any contract, arrangement, understanding, relationship or otherwise. This standard looks beyond the record owner of securities to reach the substance of a particular arrangement. You not only have a Pecuniary Interest in securities held by you for your own benefit, but also securities held (regardless of whether or how they are registered) by others for your benefit, such as securities held for you by custodians, brokers, relatives, executors, administrators, or trustees. The term also includes any security owned by an entity directly or indirectly controlled by you.

Influence or Control. To have “Influence or Control” over a security, you must have an ability to prompt, induce or otherwise effect transactions in the security. Whether you have influence or control over a security is based upon the facts and circumstances of each case; however, the determining factor in each case will be whether you have an ability to prompt, induce or otherwise effect transactions in the security.

Appendix A	20

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Examples of How the Definition of Beneficial Ownership is Applied

Set forth below are some examples of how the definition of Beneficial Ownership is applied in different contexts.

•

Family Holdings. You are deemed to have Beneficial Ownership of securities held by members of your immediate family sharing the same household with you. Your “immediate family” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, significant other, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (but does not include aunts and uncles, or nieces and nephews). You are deemed to have Beneficial Ownership of securities held by an immediate family member not living in your household if the family member is economically dependent upon you.

•

Partnership and Corporate Holdings. You are deemed to have Beneficial Ownership of securities held by an entity you directly or indirectly control. If you are a limited partner in a partnership, you will generally not be deemed to have Beneficially Ownership of securities held by such limited partnership, provided that you do not own a controlling voting interest in the partnership. If you own or otherwise control a corporation, limited liability company or other legal entity, you will be deemed to have Beneficial Ownership of such entity’s securities.

•

Trusts. You are deemed to have Beneficial Ownership of securities held by a trust if you control the trust or if you have the ability to prompt, induce or otherwise effect transactions in securities held by the trust. For example, you would be deemed to have Beneficial Ownership of securities held by a trust if you have the power to revoke the trust without the consent of another person, or if you have actual or de facto investment control over the trust. In a typical blind trust, you would not be deemed to have Beneficial Ownership of the securities held by the trust.

•

Estates. You are typically not deemed to have Beneficial Ownership of securities held by executors or administrators in estates in which you are a legatee or beneficiary unless, under the facts and circumstances, you have the ability to prompt, induce or otherwise effect transactions in the securities held by the estate. You are typically deemed to have Beneficial Ownership of securities held by an estate if you act as the executor or administrator of such estate and, under the facts and circumstances, you have the ability to prompt, induce or otherwise effect transactions in the securities held by the estate.

•

Where You Have Given Investment Discretion to Another Party. You are typically not deemed to have Beneficial Ownership of securities managed by someone other than yourself where you have given such party sole investment discretion. For example, you are not deemed to have Beneficial Ownership of securities held in an account at the Private Bank or BAI if the Private Bank or BAI exercises sole investment discretion with respect to such securities.

Appendix A	21

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•

Where You Have Received Investment Discretion from Another Party Outside of Your Employment. You are typically deemed to have Beneficial Ownership of securities held in an account or other vehicle if you manage such account or other vehicle outside of your employment, even if you do not have an economic interest in such securities. For example, you are deemed to have Beneficial Ownership of securities held in a brokerage account if you have a power of attorney with respect to the account. Similarly, you are deemed to have Beneficial Ownership of securities held in an Education Trust if you have an ability to prompt, induce or otherwise effect transactions in such securities, even if you do not have an economic interest in the asset of the trust.

Appendix A	22

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Appendix B - Definitions

Terms used in this Code that are capitalized and bolded have a special meaning. To understand the Code, you need to understand the definitions of these terms below.

“Automatic Investment Plan” means a plan or other program in which regular periodic purchases or withdrawals are made automatically in or from investment accounts in accordance with a pre-determined schedule and allocation. These may include payroll deduction plans, issuer dividend reinvestment programs, 401(k) automatic investment plans, or the annual vesting of units into shares in a Mutual Fund Incentive Program.

“BAC” means Bank of America Corporation and its affiliates.

“BAC Retirement Plan” means any retirement plan sponsored by BAC for the benefit of its employees.

“Being Considered for Purchase or Sale” – a security is being considered for purchase or sale when a recommendation to purchase or sell a security has been made and communicated or, with respect to the person making the recommendation, when such person decides to make the recommendation.

“Beneficial Ownership” has the meaning set forth in Appendix A, and refers to securities not only held by a Covered Person for his or her benefit, but also held by others for his or her benefit in an account over which the Covered Person has Influence or Control.

“CCO” means CWAM’s Chief Compliance Officer or his/her designee.

“Client” means any entity to which CWAM provides financial services.

“Client Account” means any investment management account or fund for which CWAM acts as investment advisor or sub-advisor.

“Closed-end Fund” refers to a registered investment company whose shares are publicly traded in a secondary market rather than directly with the fund.

“Company-Directed 401(k) Plan” means a 401(k) plan that offers a limited number of investment options consisting solely of mutual funds in which one directs their investments. A 401(k) plan whereby the participant may direct stock investments is not a Company-Directed 401(k) Plan for purposes of this Code.

“Covered Person” is a person to whom this Code applies, including but not limited to CWAM officers, employees, and support partners.

“Family Holdings” and “Family/Household Member” refer to immediate family, sharing the same household as a Covered Person, or a family member outside of the household who is economically dependent on the Covered Person.

Appendix B	23

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“Federal Securities Laws” means the Securities Act of 1933 (15 U.S.C. 77a-aa), the Securities Exchange Act of 1934 (15 U.S.C. 78a –mm), the Sarbanes-Oxley Act of 2002 (Pub. L. 107-204, 116 Stat. 745 (2002)), the Investment Company Act of 1940 (15 U.S.C 80a), the Investment Advisers Act of 1940 (15 U.S.C. 80b), Title V of the Gramm-Leach-Bliley Act (Pub. L. No. 106-102, 113 Stat. 1338 (1999)), any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act (31 U.S.C. 5311 –5314; 5316 – 5332) as it applies to funds and investment advisers, and any rules adopted thereunder by the Securities and Exchange Commission or the Department of Treasury.

“Influence or Control” has the meaning set forth in Appendix A, and refers to a person’s direct or indirect ability to affect the management of securities.

“Investment Account” means an account comprising all or a part of a person’s portfolio, held with a broker-dealer, bank, fund company, insurance company, or other entity capable of administering holdings of securities and funds on behalf of a client.

“Investment Person” refers to a Covered Person whose knowledge and influence on Client Accounts as a portfolio manager or research analyst necessitates the imposition of additional obligations and responsibilities under the Code.

“IPO” generally refers to a company’s first offer of shares to the public. Specifically, an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

“Late Trading” is the illegal trading of mutual funds wherein an order is placed after the fund is closed for the day and the transaction is priced using the closing price for that day.

“Limited Offering” generally refers to an offering of securities that is not offered to the public and includes an offering that is exempt from registration under the Securities Act of 1933 pursuant to Sections 4(2) or 4(6) of, or Regulation D under, the Securities Act of 1933.

“Market Timing” is the repeated buying, selling, or exchanging of fund shares by an individual or entity within short periods of time to take advantage of short-term differentials in the net asset values of such funds. This practice can occur in direct purchases and sales of fund shares, or through rapid reallocation of funds held in 401(k) plans or variable annuity or life policies.

“Reportable Fund” means shares of any open-end mutual fund registered under the Investment Company Act, other than money market funds or other short-term bond funds, whose investment adviser, sub-adviser or principal underwriter is controlled by Bank of America Corporation. The following companies are deemed to be controlled by Bank of America Corporation for purposes of this Code: Columbia Management Advisors, LLC, Columbia Management Distributors, Inc., Marsico Capital Management, LLC, Banc of America Capital Management (Ireland), Limited, Columbia Wanger Asset Management L.P., United States Trust Company, NA, or UST Advisers, Inc. A list of Reportable Funds as of the date of the last revision of this Code is attached hereto as Appendix D.

Appendix B	24

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“Reportable Security” includes corporate securities, Closed-end Funds, options on securities, warrants, rights, exchange traded funds, foreign government debt obligations, and municipal securities, including 529 Plans. Reportable Securities therefore include anything that is considered a “security” under the Investment Advisers Act, but do not include:

1.	Direct obligations of the United States Federal Government.

2.	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

3.	Insurance company general accounts (short-term cash equivalent options of a variable life insurance policy).

4.	Shares of a money market fund or other short-term income or short-term bond funds.

5.	Shares of any open-end mutual fund, including any shares of a Reportable Fund.

6.	Futures and options on futures. However, a proposed trade in a “single stock future” (a security future which involves a contract for sale for future delivery of a single security) is subject to the Code’s pre-clearance requirement.

If you have any question or doubt about whether an investment is a Reportable Security under this Code, ask Compliance.

Appendix B	25

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Appendix C – Other CWAM and BAC Policies

•	CWAM Statement of Operations and Supervisory Procedures Manual

•	CWAM Information Wall Policy

•	CWAM Misuses of Material Nonpublic Information Policy

•	CWAM Portfolio Holdings Disclosure Policy

•	Bank of America Corporation Code of Ethics and General Policy on Insider Trading

•	Bank of America Global Wealth and Investment Management Associate Designated Brokerage Account Policy

•	Bank of America Policy on Excessive Trading and Market Timing in the Bank of America Retirement Plans

•	Bank of America Global Wealth and Investment Management Gifts and Hospitality Policy

Appendix C	26

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Appendix D – Reportable Funds

“Reportable Fund” means shares of any open-end mutual fund registered under the Investment Company Act, other than money market funds or other short-term bond funds, whose investment adviser, sub-adviser or principal underwriter is controlled by Bank of America Corporation. The following companies are deemed to be controlled by Bank of America Corporation for purposes of this Code: Columbia Management Advisors, LLC, Columbia Management Distributors, Inc., Marsico Capital Management, LLC, Banc of America Capital Management (Ireland), Limited, Columbia Wanger Asset Management L.P., United States Trust Company, NA, or UST Advisers, Inc.

Columbia Management Advisors, LLC and Columbia Management Distributors, Inc.

Columbia Funds	Columbia Convertible Securities Fund
Banc of America Retirement 2005 Portfolio	Columbia Core Bond Fund
Banc of America Retirement 2010 Portfolio	Columbia Disciplined Value Fund
Banc of America Retirement 2015 Portfolio	Columbia Dividend Income Fund
Banc of America Retirement 2020 Portfolio	Columbia Federal Securities Fund
Banc of America Retirement 2025 Portfolio	Columbia Federal Securities Fund, VS
Banc of America Retirement 2030 Portfolio	Columbia Georgia Intermediate Municipal Bond Fund
Banc of America Retirement 2035 Portfolio
Banc of America Retirement 2040 Portfolio	Columbia Global Value Fund
CMG Core Bond Fund	Columbia Greater China Fund
CMG Enhanced S&P 500 Index Fund	Columbia High Income Fund
CMG High Yield Fund	Columbia High Yield Fund, VS
CMG International Stock Fund	Columbia High Yield Municipal Fund
CMG Large Cap Growth Fund	Columbia High Yield Opportunity Fund
CMG Large Cap Value Fund	Columbia Income Fund
CMG Mid Cap Growth Fund	Columbia Intermediate Bond Fund
CMG Mid Cap Value Fund	Columbia Intermediate Municipal Bond Fund
CMG Small Cap Growth Fund	Columbia International Fund, VS
CMG Small Cap Value Fund	Columbia International Stock Fund
CMG Small/Mid Cap Fund	Columbia International Value Fund
CMG Strategic Equity Fund	Columbia Large Cap Core Fund
Columbia Acorn Fund	Columbia Large Cap Enhanced Core Fund
Columbia Acorn International Fund	Columbia Large Cap Growth Fund
Columbia Acorn International Select Fund	Columbia Large Cap Growth Fund, VS
Columbia Acorn Select Fund	Columbia Large Cap Index Fund
Columbia Acorn USA Fund	Columbia Large Cap Value Fund
Columbia Asset Allocation Fund	Columbia Large Cap Value Fund, VS
Columbia Asset Allocation Fund II	Columbia Liberty Fund
Columbia Asset Allocation Fund, VS	Columbia LifeGoal Balanced Growth Portfolio
Columbia Balanced Fund	Columbia LifeGoal Growth Portfolio
Columbia California Intermediate Municipal Bond Fund	Columbia LifeGoal Income & Growth Portfolio
Columbia LifeGoal Income Portfolio
Columbia California Tax-Exempt Fund	Columbia Marsico 21st Century Fund
Columbia Common Stock Fund	Columbia Marsico 21st Century Fund, VS
Columbia Connecticut Intermediate Municipal Bond Fund	Columbia Marsico Focused Equities Fund
Columbia Marsico Focused Equities Fund, VS
Columbia Connecticut Tax-Exempt Fund	Columbia Marsico Growth Fund
Columbia Conservative High Yield Fund	Columbia Marsico Growth Fund, VS

27

Columbia Marsico International Opportunities Fund	Columbia Small Cap Value Fund II
Columbia Small Cap Value Fund, VS
Columbia Marsico International Opportunities Fund, VS	Columbia Small Company Growth Fund, VS
Columbia South Carolina Intermediate Municipal Bond Fund
Columbia Maryland Intermediate Municipal Bond Fund
Columbia Strategic Income Fund
Columbia Massachusetts Intermediate Municipal Bond Fund	Columbia Strategic Income Fund, VS
Columbia Strategic Investor Fund
Columbia Massachusetts Tax-Exempt Fund	Columbia Tax-Exempt Fund
Columbia Masters Global Equity Portfolio	Columbia Technology Fund
Columbia Masters Heritage Portfolio	Columbia Thermostat Fund
Columbia Masters International Equity Portfolio	Columbia Total Return Bond Fund
Columbia Mid Cap Growth Fund	Columbia U.S. Treasury Index Fund
Columbia Mid Cap Growth Fund, VS	Columbia Virginia Intermediate Municipal Bond Fund
Columbia Mid Cap Index Fund
Columbia Mid Cap Value Fund	Columbia World Equity Fund
Columbia Mid Cap Value Fund, VS	Corporate Bond Portfolio
Columbia Multi-Advisor International Equity Fund	Mortgage and Asset Backed Portfolio
AEGON/Transamerica Series Trust
Columbia New Jersey Intermediate Municipal Bond Fund	ATST Marsico Growth Fund
AIG – SunAmerica Series Trust
Columbia New York Intermediate Municipal Bond Fund	Technology Portfolio
Allianz Life Advisers, LLC – Allianz Variable Insurance Products Trust
Columbia New York Tax-Exempt Fund
Columbia North Carolina Intermediate Municipal Bond Fund	AZL Columbia Technology Fund
ING USA Annuity and Life Insurance Company – ING Partners, Inc.
Columbia Oregon Intermediate Municipal Bond Fund
ING Columbia Small Cap Value II Portfolio
Columbia Real Estate Equity Fund	Merrill Lynch Global Selects Portfolios PLC
Columbia Rhode Island Intermediate Municipal Bond	North American High Yield Portfolio II (Irish UCITS Fund)
Columbia S&P 500 Index Fund, VS	Pacific Life – Pacific Select Fund
Columbia Small Cap Core Fund	Technology Portfolio
Columbia Small Cap Growth Fund I	Transamerica IDEX Mutual Funds
Columbia Small Cap Growth Fund II	TA IDEX Marsico International Growth Fund
Columbia Small Cap Index Fund	TA IDEX Marsico Growth Fund
Columbia Small Cap Value Fund I

Columbia Wanger Asset Management, L.P.

Columbia Funds	RiverSource International Aggressive Growth
Columbia Acorn Fund	Wanger Funds
Columbia Acorn USA	Wanger US Smaller Companies
Columbia Acorn Select	Wanger Select
Columbia Acorn International	Wanger International Small Cap
Columbia Acorn International Select	Wanger International Select
Columbia Thermostat	Wanger US Smaller Companies
Optimum Funds	Wanger European Smaller Companies
Optimum Small Cap Growth
RiverSource Funds

28

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Marsico Capital Management, LLC

AEGON/Transamerica Series Trust	Harbor International Growth Fund
ATST Marsico Growth Fund	ING Investors Trust
American Skandia Trust	ING Marsico Growth Portfolio
AST Marsico Capital Growth Portfolio	ING Marsico International Opportunities Portfolio
AST Advanced Strategies Portfolio
AST International Growth Portfolio	Jefferson Pilot Variable Fund, Inc.
AXA Enterprise Funds Trust (AEFT)	International Equity Portfolio
Capital Appreciation Fund	John Hancock Funds II
AXA Enterprise Multimanager Funds Trust	International Opportunities Fund
AXA Enterprise Multimanager International Equity Fund	John Hancock Trust
International Opportunities Trust
AXA Premier VIP Trust	(The) Marsico Investment Fund
AXA Premier VIP International Equity Portfolio	Marsico Focus Fund
AXA Premier VIP Aggressive Equity Portfolio	Marsico Growth Fund
Columbia Fund Variable Insurance Trust I	Marsico 21st Century Fund
Columbia Marsico Focused Equities Fund, Variable Series (VS)	Marsico International Opportunities Fund
Marsico Flexible Capital Fund
Columbia Marsico Growth Fund, Variable Series	Masters Select Funds Trust
Columbia Marsico 21st Century Fund, Variable Series	Masters Select International Fund
Merrill Lynch FDP Series
Columbia Marsico International Opportunities Fund, Variable Series	Marsico Growth FDP Fund
Merrill Lynch Global Selects Portfolios PLC
Columbia Funds	North American Large Cap Growth Portfolio III (Irish UCITS Fund)
Columbia Marsico Focused Equities Master Portfolio
MLIG Variable Insurance Trust
Columbia Marsico Growth Master Portfolio	Roszel/Marsico Large Cap Growth Fund
Columbia Marsico 21st Century Master Portfolio	Optimum Fund Trust
Columbia Marsico International Opportunities Master Portfolio	Optimum Large Cap Growth Fund
Prudential Series Fund, Inc.
Columbia Multi-Advisor International Equity Master Portfolio	Prudential Series Fund Global Portfolio
Prudential Series Fund International Growth Portfolio
Counsel Group of Funds
Counsel Select America (Canadian Fund)	RiverSource Funds
Discovery Group of Funds (Luxembourg)	RiverSource International Equity Fund
Global	Skandia Global Funds PLC
North America Large Cap	Skandia – US Capital Growth Fund (Irish UCITS Fund)
North America Large Cap Ethical GES
(The) Diversified Investors Funds Group	Strategic Partners Mutual Funds, Inc.
Diversified Investors Equity Growth Fund	Strategic Partners Capital Growth Fund
EQ Advisors Trust	SunAmerica Focused Series, Inc.
EQ/Marsico Focus Portfolio	Focused Large Cap Growth Portfolio
Russell Investment Company	Focused Growth and Income Portfolio
Equity I Fund	Focused International Equity Portfolio
Diversified Equity Fund	SunAmerica Seasons Series Trust
International Fund	Focus Growth Portfolio
International Securities Fund	Focus Growth and Income Portfolio
Russell Investment Company II PLC	SunAmerica Series Trust
US Growth Fund (Irish UCITS Fund)	Marsico Growth Portfolio
Multi-Style, Multi-Manager Funds PLC [Russell]	Target Asset Allocation Funds
Target Conservative Allocation Fund
The U.S. Equity Fund (Irish UCITS Fund)	Target Moderate Allocation Fund
GuideStone Funds	Target Growth Allocation Fund
Growth Equity Fund	(The) Target Portfolio Trust (Prudential Financial)
Harbor Funds

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Large Capitalization Growth Portfolio	UBS PACE Large Company Growth Equity Investments
Transamerica IDEX Mutual Funds
TA IDEX Marsico Growth Fund	USAA Mutual Fund, Inc.
TA IDEX Marsico International Growth Fund	Growth Fund
UBS Pace Select Advisors Trust	Aggressive Growth Fund

United States Trust Company, National Association and UST Advisers, Inc.

Excelsior Blended Equity Fund	Excelsior Large Cap Growth Fund
Excelsior California Short-Intermediate Term Tax-Exempt Income Fund	Excelsior Long-Term Tax-Exempt Fund
Excelsior Mid Cap Value & Restructuring Fund
Excelsior Core Bond Fund	Excelsior New York Intermediate-Term Tax- Exempt Fund
Excelsior Emerging Markets Fund
Excelsior Energy & Natural Resources Fund	Excelsior Pacific/Asia Fund
Excelsior Equity Income Fund	Excelsior Real Estate Fund
Excelsior Equity Opportunities Fund	Excelsior Small Cap Fund
Excelsior High Yield Fund	Excelsior Value & Restructuring Fund
Excelsior Intermediate-Term Bond Fund	John Hancock Funds Trust II
Excelsior Intermediate-Term Tax-Exempt Fund	John Hancock Value and Restructuring Portfolio
Excelsior International Equity Fund	John Hancock Trust
Excelsior International Fund	John Hancock Value and Restructuring Portfolio

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Appendix E – Reporting Forms

INITIAL HOLDINGS REPORT AND POLICY ACKNOWLEDGEMENTS For New CWAM Covered and Investment Persons

Please complete this form and submit it to the Compliance Department (37th floor) no later than 10 days after you become a Covered Person of Columbia Wanger Asset Management.

YOU MUST REPORT: all investment accounts, holding or capable of holding Reportable Securities or Reportable Funds, in which you have “Beneficial Ownership,” and investment discretion, influence or control. “Beneficial Ownership” includes shares held in your name and/or the name of (1) your spouse, (2) your minor children, (3) your adult children and relatives who live in your home, (4) any nominee or other person if you can reacquire title now or in the future, (5) any trust or estate for which you are trustee or executor. (See Page 21 for further clarification)

YOU NEED NOT REPORT: BAC Retirement Plans, Company-Directed 401(k) Plans (that cannot hold Reportable Funds or Reportable Securities), accounts in which you have “Beneficial Ownership” but not investment discretion, influence or control, US Government Securities, commercial paper, certificates of deposit, repurchase agreements, banker’s acceptance, and any other money market instruments, index options, and mutual funds not advised or controlled by Bank of America Corporation.

Name (please print):

1. Code Classification

I understand that for purposes of the Code I am classified as:

☐	A Covered Person

☐	An Investment Person

2. Personal Holdings

☐	Neither I, nor any member of my Family/Household, have Beneficial Ownership of Investment Accounts or Personal Holdings of any Reportable Securities or Reportable Funds.

☐	I and/or a member of my Family/Household have Beneficial Ownership of an Investment Account, but this Investment Account is not subject to my (or my Family/Household member’s) control and discretion.

☐	I and/or a member of my Family/Household have Beneficial Ownership of Investment Accounts or Personal Holdings of Reportable Securities and/or Reportable Funds, and these holdings are subject to my (or my Family/Household member’s) control and discretion.*

3. Initial Certification

☐	I have read the Code, and will keep a copy for future reference. I understand my responsibilities under the Code and agree to comply with all of its terms and conditions. In particular, I understand that the Code applies to me and to all investments in which I have Beneficial Ownership, as well as investments in which members of my Family/Household have Beneficial Ownership.

☐	I have read the CWAM Policy & Procedures Concerning Material Non-Public Information, Information Wall Policy, and Portfolio Holdings Disclosure Policy and understand my responsibilities under these policies and agree to comply with these policies.

All information provided in this Form A is true and complete to the best of my knowledge.

Signature:	Date:

*	Please provide photocopies of the most recent statements from your reported accounts and holdings.

Appendix E	31

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QUARTERLY PERSONAL SECURITIES TRANSACTIONS REPORT FOR CWAM COVERED AND INVESTMENT PERSONS

Please complete this form and submit it to the Compliance Department (37th floor) no later than 25 days after each quarter-end (March, June, September, December).

YOU MUST REPORT: all new reportable accounts and transactions (whether voluntary or automatic) in Reportable Securities and Reportable Funds of which you have “Beneficial Ownership.” “Beneficial Ownership” includes shares held in the name of (1) your spouse, (2) your minor children, (3) your adult children and relatives who live in your home, (4) any nominee or other person if you can reacquire title now or in the future, (5) any trust or estate for which you are trustee or executor.

YOU NEED NOT REPORT: Transactions in accounts, funds and securities that are not subject to initial reporting requirements such as: US Government Securities, commercial paper, certificates of deposit, repurchase agreements, banker’s acceptance, and any other money market instruments, index options, and mutual funds not advised or controlled by Bank of America Corporation.

Name (please print):

Status:	☐ Covered Person	☐ Investment Person	For Quarter:	☐ 1	☐ 2	☐ 3	☐ 4	Year:

1. Transactions (Please check one.)

☐	I have made no reportable transactions during this quarter.

☐	I have made reportable transactions during this quarter.*

2. Statements (Please check all that apply.)

☐	I have no reportable accounts and, as such, no statements to submit.

☐	Duplicate statements are sent directly to Compliance from the broker or dealer.

☐	I have provided photocopies of account statements.

3. New Accounts (Please check one.)

☐	I have not opened a new account during the quarter.

☐	I have opened a new account(s) during the quarter.**

Signature:	Date:

*	Such transactions should appear in statements submitted to Compliance. Please use the reverse side of this form to describe any transactions that do not appear on submitted statements
**	Please submit the following information to Compliance: Name on Account, Institution Name, Account Number, and Date Account was Opened.

Appendix E	32

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ANNUAL RECERTIFICATION Code of Ethics, Policy Concerning Material Non-Public Information, & Personal Holdings

Please complete Sections 1-3 of this form and submit it to the Compliance Department (37th floor) no later than 25 days after the year-end.

Name (please print):	Status:	☐ Covered Person ☐ Investment Person

1. Code of Ethics

(Please initial both affirmations.)

A.	I have read the Code, and will keep a copy for future reference. I understand my responsibilities under the Code and agree to comply with all of its terms and conditions. In particular, I understand that the Code applies to me and to all investments in which I have Beneficial Ownership, as well as investments in which members of my Family/Household have Beneficial Ownership.

Initials:

B.	I hereby certify that during the year covered by this report December 31, , I complied with all applicable requirements of the Code and have reported to Compliance all transactions required to be reported under the Code. *

Initials:

* Please describe Code violations or instances of non-compliance on a separate attachment.

2. Additional CWAM Policies

(Please initial the following affirmation.)

A.	I have read the CWAM Statement of Operations and Supervisory Procedures Manual (and its Appendices, including: Policy & Procedures Concerning Material Non-Public Information, and the Information Wall Policy), and the CWAM Portfolio Holdings Disclosure Policy and understand my responsibilities under these policies and acknowledge compliance with these policies.

Initials:

Appendix E	33

CWAM Code of Ethics

Revised 11/20/07

3. Personal Holdings & Exemptions

(Please check all that apply.)

☐	Neither I, nor any member of my Family/Household, have Beneficial Ownership of Investment Accounts or Personal Holdings of any Reportable Securities or Reportable Funds.

☐	I and/or a member of my Family/Household have Beneficial Ownership of an Investment Account, but this Investment Account is not subject to my (or my Family/Household member’s) control and discretion.

☐	I and/or a member of my Family/Household have Beneficial Ownership of Investment Accounts or Personal Holdings of Reportable Securities and/or Reportable Funds, and these holdings are subject to my (or my Family/Household member’s) control and discretion. (Please list all such accounts/holdings on a separate attachment.)

All information provided in this Form C is true and complete to the best of my knowledge.

Signature:	Date:

Appendix E	34

CWAM Code of Ethics

Revised 11/20/07

COLUMBIA WANGER ASSET MANAGEMENT MULTI-APPROVAL FORM

ATTENTION: To ensure efficient processing, submit the completed form via email to: Joe LaPalm or Bruce Lauer.

SECTION I: REQUIRED – Complete or check ALL of these required fields.
Name	Date

SECTION II: IPO, Hedge Fund or Private Placement Transaction Request for Approval

Security name / description:	Broker-Dealer handling the transaction:
Your relationship to the offering:	Is the security eligible for accounts in which you are associated? If not, where will the security be held?
How did you hear about it?	Other relevant information & attach documentation:
What is the principal amount of your requested transaction?

SECTION III: Bank of America Affiliate Advised Closed-end Fund Transaction Request for Approval

Security name / description:	Broker-Dealer handling the transaction:
What is your relationship to the offering?	Is the security eligible for accounts in which you are associated? If not, where will the security be held?
What is the principal amount of your requested transaction?	Other relevant information & attach documentation:

Section IV: Officer/Director of Public Company Request for Approval

Are you an Investment Person? YES or NO Firm Name:	Position being requested:
Expected time period for position being held:	Explain how the position would not be a conflict and other relevant information & attach documentation:

Appendix E	35

CWAM Code of Ethics

Revised 11/20/07

Compliance Decision

Permission to Grant Approval to the Code Requirement:

YES	NO	Effective date:	Manager Approval

Compliance Approval:

For Compliance Purposes Only:

Date Compliance Received:	Compliance Officer Handling:

Date Compliance Responded:

Date Associate Notified:	Method of Reporting to Associate:

Multi-Approval Form

Appendix E	36